UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Laporte Road, Stallingborough
Stamford, Connecticut 06901	Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Term Loan Repricing

On December 18, 2024, Tronox Finance LLC (the “Borrower”), an indirect subsidiary of Tronox Holdings plc (the “Company”), together with the Company and certain of the Company’s subsidiaries, entered into Amendment No. 7 to Amended and Restated First Lien Credit Agreement (the “Repricing Amendment”) to the Existing Credit Agreement (as defined below) with the term lenders party thereto and HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent. The Repricing Amendment amended that certain Amended and Restated First Lien Credit Agreement, dated as of March 11, 2021 (as amended prior to the effectiveness of the Repricing Amendment, the “Existing Credit Agreement”) among the Borrower, the Company, certain of the Company’s subsidiaries, the lenders party thereto from time to time and HSBC Bank USA, National Association, as Administrative Agent and Collateral Agent.

The Repricing Amendment amended the 2024 Other Term Loans as in effect under the Existing Credit Agreement (the “Repriced Term Loans”) by (i) reducing the applicable rate per annum applicable thereto by 50 basis points to 1.25% per annum for base rate loans or 2.25% per annum for SOFR rate loans and (ii) implementing certain mechanical and other related changes. The aggregate principal amount of the Repriced Term Loans outstanding as of the effective date of the Repricing Amendment was equal to $741,150,000.

The maturity date of the Repriced Term Loans remained April 4, 2029, and the obligations thereunder continue to be guaranteed and secured by the same guarantees and liens as in effect prior to the effective date of the Repricing Amendment. The Repriced Term Loans continue to benefit from the same representations and warranties, negative covenants, affirmative covenants, and events of default as in effect prior to the effective date of the Repricing Amendment.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1
Amendment No. 7 to Amended and Restated First Lien Credit Agreement, dated as of December 18, 2024, with the term lenders party thereto and HSBC Bank USA, National Association, as administrative agent and collateral agent.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: December 18, 2024	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary